SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 22, 2010

AmeriCredit Automobile Receivables Trust 2010-3

(Exact name of registrant as specified in its charter)

AFS SenSub Corp.

(Exact name of depositor as specified in its charter)

AmeriCredit Financial Services, Inc.

(Exact name of sponsor as specified in its charter)

Delaware	333-146701-09	27-6782327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o AmeriCredit Financial Services, Inc. Attention: J. Michael May, Esq. 801 Cherry Street, Suite 3500 Fort Worth, Texas		76102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code - (817) 302-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

AFS SenSub Corp. (“AFS SenSub”), as depositor, and AmeriCredit Financial Services, Inc., as Sponsor (“AmeriCredit”), plan to cause AmeriCredit Automobile Receivables Trust 2010-3 (the “Trust”), a newly formed issuing entity, to issue $123,000,000 Class A-1 0.31125% Asset Backed Notes (the “Class A-1 Notes”), $281,000,000 Class A-2 0.77% Asset Backed Notes (the “Class A-2 Notes”), $194,251,000 Class A-3 1.14% Asset Backed Notes (the “Class A-3 Notes”), $71,995,000 Class B 2.04% Asset Backed Notes (the “Class B Notes”), $93,361,000 Class C 3.34% Asset Backed Notes (the “Class C Notes”), $86,393,000 Class D 4.98% Asset Backed Notes (collectively, the “Notes”) and an Asset Backed Certificate, on September 23, 2010. The Notes will be registered under the Registration Statement filed by the Registrant and AFS SenSub Corp. with the Securities and Exchange Commission under the file number 333-146701.

As of September 2, 2010 (the “Statistical Calculation Date”), the Receivables had the characteristics described in the Prospectus Supplement dated September 15, 2010 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b)(5) of the Act on September 16, 2010. As of September 20, 2010 (the “Cutoff Date”), the Receivables had the characteristics set forth in Exhibit 99.1.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits:

99.1 Statistical information for the receivables as of the Cutoff Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2010-3

By:	AmeriCredit Financial Services, Inc., as Sponsor

By:	/s/ J. Michael May

Name:	J. Michael May
Title:	Executive Vice President, Chief Legal Officer and Secretary

Dated: September 22, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Statistical information for the receivables as of the Cutoff Date.

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